McNeil Partnerships to Merge With an Affiliate of Whitehall

DALLAS, Texas, June 25, 1999 -- McNeil Partners, L.P., a privately held sponsor of real estate partnerships, and WXI/McN Realty L.L.C., an affiliate of Whitehall Street Real Estate Limited Partnership XI, a real estate investment fund managed by Goldman, Sachs & Co., today announced that they have entered into a definitive acquisition agreement whereby the Whitehall affiliate will acquire by merger nineteen real estate limited partnerships operated by McNeil Partners, L.P. and Robert A. McNeil. The limited partnerships involved are McNeil Real Estate Funds IX, X, XI, XII, XIV, XV, XX, XXI, XXII, XXIII, XXIV, XXV, XXVI and XXVII, Hearth Hollow Associates, McNeil Midwest Properties, Regency North Associates, Fairfax Associates and McNeil Summerhill (collectively, the "Partnerships"). The Partnerships (other than Fairfax Associates and McNeil Summerhill which are wholly-owned by Robert A. McNeil and related parties) will be merged with subsidiaries of WXI/McN Realty L.L.C. The acquisition agreement also provides for the acquisition by WXI/McN Realty of the assets of McNeil Real Estate Management, Inc. ("McREMI"), the real estate investment and management company controlled by Robert A. McNeil. The aggregate consideration in the transaction, including all outstanding mortgage debt of the Partnerships, is approximately $644,440,000.

Pursuant to the terms of the acquisition agreement, the limited partners in each of the Partnerships (other than those wholly-owned by Robert A. McNeil) will receive cash on the closing date of the transaction in exchange for their limited partnership interests. In addition, each Partnership will make a special distribution to its limited partners on the closing date of the transaction equal to its then net positive working capital balance. McNeil Partners, L.P. will receive an equity interest in WXI/McN Realty in exchange for its contribution of its general partnership interests in the Partnerships, the limited partnership interests in its wholly owned Partnerships and the assets of McREMI.

The proposed transaction follows an extensive marketing effort by PaineWebber Incorporated, exclusive financial advisor to the Partnerships.

The transaction has been unanimously approved by the Board of Directors of McNeil Investors, Inc., the general partner of McNeil Partners, L.P., the general partner of each of the Partnerships other than Regency North, Fairfax Associates and McNeil Summerhill. The respective general partners of Regency North, Fairfax Associates and McNeil Summerhill also have approved the transaction. The Board of Directors of McNeil Investors based its approval upon, among other things, the recommendation of a Special Committee of the Board, appointed at the beginning of the discussions with Whitehall to represent the interests of holders of limited partnership interests in each of the Partnerships. In addition, the Special Committee and the Board relied upon fairness opinions given by Robert A. Stanger & Co., Inc. ("Stanger & Co."), an independent financial advisor to the Partnerships, to the effect that the aggregate consideration is fair to the holders of each class of limited partnership interests in each Partnership. The Special Committee's recommendation was also based upon the separate opinions of Eastdil Realty Company, the independent financial advisor to the Special Committee. Stanger & Co. and Eastdil have each also rendered an opinion that the aggregate consideration to be paid for the general partnership interests and limited partnership interests in all of the Partnerships and the assets of McREMI is fair from a financial point of view to the holders of each class of limited partnership interests in each of the Partnerships.

Each Partnership's participation in the transaction is subject to, among other conditions, the approval by a majority of the limited partners of that Partnership. The approval of the limited partners of the Partnerships will be sought at meetings to be held in the coming months after the filing of proxy statements with the Securities and Exchange Commission with respect to the publicly traded Partnerships, and the subsequent mailing of proxy statements to the limited partners.

The aggregate consideration in the transaction has been allocated preliminarily among the general partnership interests and the limited partnership interests in each of the Partnerships and McREMI, based upon an allocation analysis prepared by Stanger & Co. and confirmed by Eastdil. Based upon this allocation analysis and the fairness opinions rendered by Stanger & Co. and Eastdil, the Special Committee, the Board of Directors of McNeil Investors, the respective general partners of Regency North, Fairfax Associates and McNeil Summerhill have each unanimously approved the allocation of the aggregate consideration. The estimated aggregate consideration and working capital distribution to be received per unit of limited partnership interest, is currently estimated as follows:

                                                             Estimated
                                                         Consideration and
                                                    Working Capital Distribution
Partnership                                                   Per Unit
-----------                                         ----------------------------

McNeil Real Estate Fund IX                                    $   424

McNeil Real Estate Fund X                                         234

McNeil Real Estate Fund XI                                        221

McNeil Real Estate Fund XII                                        77

McNeil Real Estate Fund XIV                                       214

McNeil Real Estate Fund XV                                        160

McNeil Real Estate Fund XX                                         92

McNeil Real Estate Fund XXI*                                       99

McNeil Real Estate Fund XXII*                                    0.25

McNeil Real Estate Fund XXIII*                                   0.28

McNeil Real Estate Fund XXIV                                      347

McNeil Real Estate Fund XXV                                      0.50

McNeil Real Estate Fund XXVI                                     0.27

McNeil Real Estate Fund XXVII                                   10.54

Hearth Hollow Associates                                       40,115

McNeil Midwest Properties                                      25,840

Regency North Associates                                       75,916

Fairfax Associates                                            450,065

McNeil Summerhill                                               9,309

*    Current Income Units ONLY

McNeil Partners, L.P. will contribute its real estate investment and management company business to a subsidiary of WXI/McN Realty, L.L.C., along with its general partnership interests in the Partnerships and its limited partnership interests in the wholly-owned Partnerships, having an aggregate allocated value, as determined by Stanger & Co., of approximately $58,640,000, of which approximately $29,400,000 reflects balances due to McNeil and affiliates as reflected on the Partnership financial statements as of March 31, 1999.

The above estimates of the per unit estimated merger consideration and working capital distribution and the interest of McNeil Partners, L.P. are based upon, among other things, the balance sheet of each Partnership as of March 31, 1999, adjusted for intangible assets, non-cash liabilities, transaction expenses and the McNeil Partners, L.P. interest in each Partnership. The McNeil Partners, L.P. interest in each Partnership includes all amounts payable to McNeil Partners, L.P. as reflected on the balance sheet as of March 31, 1999, the McNeil Partners, L.P. general partnership interest in respect of its capital contribution less the deficit restoration obligation of McNeil Partners, L.P. pursuant to the partnership agreements. Actual amounts, including the estimate allocable to McNeil Partners, L.P., will vary with the performance of the Partnership and McNeil Partners, L.P. through the closing date. The above estimated merger consideration and special working capital distribution will be adjusted at closing to reflect the then working capital position of each Partnership.

Robert and Carole McNeil stated that: "We are very pleased to have entered into this transaction that will result in the McNeil Partnerships being sold to Whitehall on a basis which we believe is very favorable to our limited partners. The price reflects the quality and dedication of our management team who, over the past 8 years, have worked to optimize the value of these properties. We also believe that this transaction will provide shorter term liquidity to our limited partners than would have been obtainable had the partnerships been liquidated on an individual basis."

Whitehall Street Real Estate Limited Partnership XI is a $2.26 billion equity fund and is the seventh in a series of funds sponsored and capitalized by Goldman, Sachs & Co. and its affiliates, along with public and private investors, to acquire real estate worldwide.

This release contains statements based on current expectations. All of these statements are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical and involve risks and uncertainties. Each Partnership's financial results for future periods may differ materially due to several factors. These factors include, but are not limited to, the Partnership's ability to control costs, make necessary capital improvements and respond to changing economic and competitive factors. With respect to each publicly held Partnership, further information on the factors that could affect such Partnership's financial results is included in such Partnership's SEC filings.

SOURCE McNeil Partners, L.P.